UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

FARMLAND PARTNERS INC.

(Exact name of registrant as specified in its charter)

Maryland	46-3769850
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

4600 S. Syracuse Street
Suite 1450
Denver, Colorado	80237
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered
Common stock, $0.01 par	New York Stock Exchange
value per share

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates (if applicable): Not Applicable

Securities to be registered pursuant to Section 12(g) of the Act: None.

EXPLANATORY NOTE

This Registration Statement on Form 8-A is being filed by Farmland Partners Inc., a Maryland corporation (the “Company”), in connection with the registration of its common stock, $0.01 par value per share (the “Common Stock”), pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended, and the transfer of the listing of the Common Stock from the NYSE MKT to the New York Stock Exchange..

Item 1.      Description of Registrant’s Securities to be Registered.

The description of the Common Stock included under the heading “Description of Common Stock” in the prospectus forming part of the Company’s Registration Statement on Form S-3 (File No. 333-203798), as initially filed with the Securities and Exchange Commission on May 1, 2015, as amended (the “Registration Statement”), is incorporated herein by reference.  In addition, information relating to the Common Stock under the heading “Certain Provisions of Maryland Law and Our Charter and Bylaws” in the Registration Statement shall be deemed incorporated herein by reference.

Item 2.      Exhibits.

Not applicable.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: September 3, 2015		FARMLAND PARTNERS INC.

	By:	/s/ Luca Fabbri
Luca Fabbri
Chief Financial Officer, Secretary and Treasurer